Exhibit 10.10

Amendment No. 4 to Lease Contract dated 1.10. 2009

entered into by and between the following Contractual Parties on the day, month and year specified below:

Vědeckotechnický park Plzeň, a.s.

with a registered office in Pilsen, Teslova 3, postcode 301 00 company ID (IČ): 26392054

registered with the Registry of Companies maintained by the Regional Court in Pilsen, Section B, Entry 1160

represented by Mr. Jiří Winkelhöfer, Chairman of the Board of Directors

(hereinafter referred to only as the “Lessor”)

and

Abcheck s.r.o.

company ID (IČ): 28471512,

with a registered office in Pilsen, Teslova 1202/3, postcode 301 00 registered with the Registry of Companies maintained by the Regional Court in Pilsen, Section C, Entry 24273

represented by Dr. Volker Lang, company executive

(hereinafter referred to only as the “Lessee”)

(hereinafter jointly referred to only as the “Contractual Parties”)

Preamble

(A) On 1 October 2009, the Contractual Parties entered into the Lease Contract on the lease of commercial premises, as subsequently amended by Amendment No. 1 dated 1 November 2009, as subsequently amended by Amendment No. 2 dated 1 December 2009, and as subsequently amended by Amendment No. 3 dated 1 February 2011 (hereinafter referred to only as the “Lease Contract”).

(B) The Lessor and the Lessee have agreed to enter into this Amendment No. 4 to the Lease Contract, on the basis of which the subject of the lease shall be extended to include commercial premises, on the pre-condition that the Lessor adapts the commercial premises specified below for the Lessee, when, subsequent to extension of the subject of the lease, the amount of the rent, service charges, and security deposit securing the claims of the Lessor arising from the Lease Contract and the term of the Lease Contract shall be changed.

(C) On the basis of the above-specified facts, the Contractual Parties thus enter into this Amendment No. 4 to the Lease Contract (hereinafter referred to only as the “Amendment”).

(D) Unless specified otherwise in this Amendment, the terms, conditions and definitions specified in this Amendment correspond to the terms, conditions and definitions specified in the Lease Contract.

1. Subject of the Amendment

1.1	The text of the provisions of clause 2.1 of the Lease Contract shall be nullified and superseded by the following text:

2.1 The subject of this Lease Contract shall be the lease of commercial premises located on the third above-ground storey of the Building, specifically:

Premises No.:
Building A, 3.40a	office	22.86 m2
Building A, 3.51b	office	108.52 m2
Building A, 3.39	office	39.84 m2
Building A, 3.40b	office	22.86 m2
Building A, 3.60	laboratory	145.75 m2
Building A, 3.51a	laboratory	54.26 m2
Building A, 3.52	laboratory	61.02 m2

(hereinafter referred to only as the “Commercial Premises”)

and

furthermore two (2) parking spaces designated as PA 50 and PA 54, each with an area of approximately 12 m², located on land No. 1538/12 in the cadastral area of Skvrňany, Pilsen municipality,

(hereinafter referred to only as the “Parking Spaces”).

The Commercial Premises and the Parking Spaces shall further be referred to only as the (“Subject of the Lease”).

1.2	The text of the provisions of clause 3.1 of the Lease Contract shall be nullified and superseded by the following text:

3.1 The purpose of the lease shall be the use of the Subject of the Lease as office space (relating to Commercial Premises 3.40a, 3.40b, 3.51b and 3.39) and laboratories (relating to Commercial Premises 3.60, 3.51a and 3.52) determined for the pursuit of research, development, counselling and auxiliary (the purchase of goods for subsequent sale of the same and sales, advertising activities and marketing) operations in accordance with the subject of the Lessee’s business. The purpose of the lease of the Parking Spaces shall be the parking of motor vehicles.

1.3	The text of the provisions of clause 4.1 of the Lease Contract shall be nullified and superseded by the following text:

IV.1 The rent for the subject of the lease shall be determined by agreement of the contractual parties:

Laboratories (Building A, 3.60 and 3.51a and 3.52), a total of 261.03 m² – CZK 2,500.00 per m² per year; that is CZK 652,575.00 per year, i.e. CZK 54,381.25 per month + VAT at the amount specified by law.

Office space (Building A, 3.40a, 3.40b, 3.51b and 3.39), 194.08 m2 – CZK 2,500.00 per m² per year; that is CZK 485,200.00 per year, i.e. CZK 40,433.33 per month + VAT at the amount specified by law.

Parking Spaces (PA50 and PA 54), each at the amount of CZK 500.00 per month; that is CZK 6,000.00 per year + VAT at the amount specified by law. The Lessee shall thus be obliged to pay the Lessor for both Parking Spaces CZK 1,000.00 per month; that is CZK 12,000.00 per year + VAT at the amount specified by law.

Yearly rent for the Commercial Premises: CZK 1,137,775.00 + VAT at the amount specified by law.

Monthly rent for the Commercial Premises: CZK 94,814.58 + VAT at the amount specified by law.

Yearly rent for the Parking Spaces: CZK 12,000.00 + VAT at the amount specified by law.

Monthly rent for the Parking Spaces: CZK 1,000.00 + VAT at the amount specified by law.

Rent for the subject of the lease: CZK 95,814.58 per month + VAT; that is CZK 1,149,775.00 per year + VAT.

In the case that the lease starts or ends on a day other than the first or the last day of a calendar month, the Lessee shall be obliged to pay the monthly rent only proportionally for the given days.

The Contractual Parties have agreed with regard to the investment to commercial premises initiated by the Lessee and carried by the Lessor that the Lesse will pay beyond the rent mentioned above in this provision for laboratories from 1.7. 2011 to 31.12. 2015 the monthly rent CZK 78.00 per m². The Contractual Parties have agreed that this rent for the period from 1.7. 2011 to 31.12. 2015, in total CZK 1.099.458,36 + VAT will be paid by the Lessee according to an invoice issued by the Lessor with due date 31.1. 2012. In case the Lease Contract will be ended before 31.12. 2015 for reasons attributable to Lessee, the Lesse is obligated to pay the Lessor the contractual penalty in amount of CZK 20,360.00 per each month for which the Lease Contract will not last till 31.12. 2015.

1.4	The text of the provision 7.1 of the Lease Contract shall be nullified and superseded by the following text:

This Contract is concluded for a definite period of time and will end on 31.12. 2015.

1.5	With respect to the extension of the subject of the lease, the Lessee undertakes to increase the security deposit furnished to the Lessor pursuant to Article IV paragraph 10 of the Lease Contract by the amount of CZK 50,609.66 (fifty thousand six hundred and nine Czech crowns and sixty-six hellers) to a total amount corresponding to the amount of two monthly rents for the Subject of the Lease, that is the amount of a total of CZK 191,629.16 (one hundred and ninety-one thousand six hundred and twenty-nine Czech crowns and sixteen hellers). The Lessee shall be obliged to pay the security deposit in accordance with the previous sentence to bank account No. XXXXXXXXXX/XXXX held by Raiffeisenbank, a.s., Pilsen, Americká 1 branch, within a period of fifteen (15) days of the date on which this provision of this clause 1.5 becomes effective.

1.6	With respect to the extension of the subject of the lease, the Contractual Parties have agreed to alter the amount of the service charges, and, therefore, they supersede Appendix No. 5 to the Lease Contract by a new Appendix No. 5 to the Lease Contract, which forms Appendix No. 2 to and an integral part of this Amendment.

1.	General Provisions of the Amendment

2.1	This amendment shall become valid and effective on the date the same is signed by authorised representatives of both contractual parties.

2.2	The following shall form Appendices to this Amendment:
Appendix No. 1 – Graphic Delineation of Commercial Premises No. 3.51a and No. 3.52
Appendix No. 3 – Appendix No. 5 to the Lease Contract

All Appendices to this Amendment shall become Appendices to and integral parts of the Lease Contract when clauses in which such Appendices are defined become effective.

2.3	Other provisions and arrangements of the Lease Contract shall remain unchanged.

2.4	This amendment is drawn up in four copies with the validity of the original in Czech and English, and signed by both contractual parties. Each of the contractual parties shall receive two copies. In the case of any disputes, the English language version shall be binding.

2.5	Should any provision of this Amendment be or become invalid or ineffective, the other provisions of this Amendment shall remain valid. The Contractual Parties undertake to supersede such an invalid or ineffective provision by a different provision which will be valid and effective and the contents and meaning of which will correspond to the original invalid and ineffective provision.

2.6	The Contractual Parties confirm the authenticity of this amendment. Having read this amendment, the Contractual Parties declare that it has been drawn up on the basis of accurate data, their true and free will, that it was not arranged under duress or under otherwise unilaterally disadvantageous conditions. In witness whereof, the Contractual Parties append their respective signatures hereunder.

For the Lessor:

In Pilsen on 30.6. 2011

/s/ Jiří Winkelhöfer

Jiří Winkelhöfer

Vědeckotechnický park Plzeň, a.s.

Chairman of the Board of Directors

For the Lessee:

In Pilsen on 30.6. 2011

/s/ Volker Lang

Dr. Volker Lang

Abcheck s.r.o.

Company Executive